UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2010

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock, Suite 200, Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 16, 2010, we released our unaudited financial results for 2009.  Please see our news release attached as exhibit 99.1 to this current report on Form 8-K for further details.

Item 8.01 Other Events.

On April 16, 2010 we announced our decision to delay the audit of our 2009 results, which resulted in our inability to complete and file our 2009 Form 10-K on a timely basis.  We have now become delinquent in filing our SEC reports, which will result in the removal of quotation of our common stock by the OTC Bulletin Board.  Following removal, we expect that our common stock will be quoted on the pink sheets.  We do not currently have a specific date upon which the OTC Bulletin Board will cease to quote our stock.  However, the Company has been advised by the OTC Bulletin Board that this transition will occur within the next few days.  Please see our news release attached as exhibit 99.1 to this current report on Form 8-K for further details.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 News Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010

BPO MANAGEMENT SERVICES, INC.
By:	/s/ David Frear
David Frear
Chief Accounting Officer